Exhibit 10.5

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of July 31, 2026, is entered into by and among the undersigned investors (each, an “Investor” and collectively, the “Investors”) and Resideo Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Separation Agreement (as defined below).

RECITALS

WHEREAS, each Investor currently owns the issued and outstanding shares of Series A Cumulative Convertible Participating Preferred Stock, par value $0.001 of the Company (the “Company Preferred Stock”), set forth opposite such Investor’s name on Schedule A under the heading “Owned Company Preferred Stock,” which Company Preferred Stock has the terms as of the date hereof as set forth in the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock of the Company (the “Resideo Certificate of Designations”);

WHEREAS, concurrently with the execution of this Agreement, the Company and ADI Global Distribution Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“ADI SpinCo”), have entered into that certain Separation and Distribution Agreement, dated as of the date hereof (as amended, restated or modified from time to time, the “Separation Agreement”), in order to, among other things, consummate the Contribution (as defined below) and thereafter effect the spin-off of the ADI Business from the Company and to separate the Company into two publicly traded companies, in each case through the distribution of 100% of the shares of common stock of ADI SpinCo to the Company’s common stockholders (the “Distribution”), on the terms and subject to the conditions set forth therein and in the other Ancillary Agreements (the “Spin-Off”), with every two shares of Company common stock entitled to receive one share of ADI SpinCo common stock in the Spin-Off (the “Spin-Off Ratio”);

WHEREAS, prior to the date hereof, the Resideo Board, in consultation with its financial advisors and legal counsel and after consultation with the CD&R Investor (as defined below), has made its good faith determination of the relative equity values of ADI SpinCo and the Company as of immediately following the consummation of the transactions contemplated by the Separation Agreement;

WHEREAS, as partial consideration for the transfer and contribution by the Company of the assets and liabilities related to the ADI Business to ADI SpinCo or a Subsidiary thereof as contemplated by the Separation Agreement (the “Contribution”), on the Distribution Date, ADI SpinCo will issue 150,000 shares of its preferred stock, par value $0.001 per share, designated as “Series A Cumulative Convertible Participating Preferred Stock” (the “ADI Preferred Stock”), having the terms set forth in the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock, substantially in the form attached hereto as Exhibit A (the “Certificate of Designations”), to the Company;

WHEREAS, on the terms and subject to the conditions set forth herein, on the Distribution Date, substantially concurrent with the consummation of the transactions contemplated by the Separation Agreement and immediately following the Company’s receipt of the ADI Preferred Stock, each Investor desires to exchange the number of shares of the Company Preferred Stock held by it set forth opposite such Investor’s name on Schedule A under the heading “Resideo Transferred Shares” (the “Resideo Transferred Shares”) for the number of shares of the ADI Preferred Stock held by the Company set forth opposite such Investor’s name on Schedule B under the heading “ADI Received Shares” (the “ADI Received Shares”) having a value that is equivalent to the Resideo Transferred Shares;

WHEREAS, after giving effect to the Exchange (as defined below), the Investors retain all right, title and interest in and to the Company Preferred Stock that was not so exchanged and, as a material inducement to the Investors to consummate the Exchange, the Company will, substantially concurrent with the Exchange, file with the Secretary of State for the State of Delaware the A&R Resideo Certificate of Designations that will set forth the terms of the Company Preferred Stock following such exchange; and

WHEREAS, the parties hereto intend that, for U.S. federal (and applicable state and local) Tax purposes, the Exchange be treated as a distribution of ADI Preferred Stock and the Distribution be treated as a distribution of common stock of ADI SpinCo, in each case, pursuant to a “reorganization” described in Sections 368(a)(1)(D) and 355(a) of the Code, with each of the Company and ADI SpinCo being a party to the reorganization, and in which no income or gain is recognized by the Investors (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Exchange. Subject to satisfaction or waiver of the conditions specified herein, on the Distribution Date, immediately following the Company’s receipt of the ADI Preferred Stock as contemplated by the Separation Agreement and substantially concurrent with the Distribution, (i) each Investor shall convey, transfer, assign and deliver to the Company all of right, title and interest to all of the Resideo Transferred Shares held by it set forth opposite its name on Schedule A hereto, and the Company shall accept such Resideo Transferred Shares from such Investor, in each case, free and clear of any liens or encumbrances, except as set forth in the organizational documents of the Company (including the Resideo Certificate of Designations), the Investors’ Resideo Agreements and those liens and encumbrances arising under applicable securities laws, and (ii) in exchange therefor, the Company shall convey, transfer, assign and deliver to each Investor all of right, title and interest to the number of the ADI Received Shares held by the Company set forth opposite the name of such Investor on Schedule B hereto, and each Investor shall accept such ADI Received Shares from the Company, in each case, free and clear of any liens or encumbrances, except as set forth in the organizational documents of ADI SpinCo, the Shareholders Agreement (as defined below), the Registration Rights Agreement (as defined below) and those liens and encumbrances arising under applicable securities laws (collectively transactions described in clauses (i) and (ii), the “Exchange”). Following the Exchange, the Company will cause the Resideo Transferred Shares received by it to be cancelled and such shares shall no longer be outstanding. The Company hereby confirms that all restrictions and obligations of the Investors with respect to the Resideo Transferred Shares under the Resideo Certificate of Designations and the Investors’ Resideo Agreements shall terminate, automatically and without further liability to the Investors, effective upon the Exchange. When used herein, the “Investors’ Resideo Agreements” means (a) that certain Investment Agreement, dated as of April 14, 2024, by and between the Company and the CD&R Investor (as amended, modified, supplemented or waived from time to time, including by the Second Amendment) (the “Investment Agreement”), and (b) that certain Registration Rights Agreement, dated as of June 14, 2024, by and between the Company and the CD&R Investor (as amended, modified, supplemented or waived from time to time, including by the Amendment to the Resideo RRA) (the “Resideo RRA”).

2. Closing; Closing Deliverables.

(a) Closing. The consummation of the Exchange (the “Closing”) will occur substantially concurrent with the Distribution on the Distribution Date via the electronic exchange of documents and signatures.

(b) Closing Deliverables.

(i) At or prior to the Closing, the Company will deliver or cause to be delivered to each Investor (other than in respect of the items referred to in clauses (4), (5), (6), (8), and (10) below, which shall only be delivered to CD&R Channel Holdings, L.P., a Cayman Islands exempted limited partnership (the “CD&R Investor”), and, with respect to the items referred to in clauses (6), (7), (8), (10), (13), (14) and (15) below, shall also be delivered to CD&R Channel Holdings II, L.P.):

(1) evidence that the Certificate of Designations has been filed with the Secretary of State of the State of Delaware and is effective as of the Distribution Date;

(2) evidence that the Amended and Restated Certificate of Incorporation of ADI SpinCo, substantially in the form attached as Exhibit H hereto, has been filed with the Secretary of State of the State of Delaware and is effective as of the Distribution Date;

(3) evidence that the Amended and Restated Bylaws of ADI SpinCo, substantially in the form attached as Exhibit I hereto and as in effect as of the Distribution Date have been adopted by ADI SpinCo and are in effect;

(4) evidence that Nathan Sleeper and William Galvin have been appointed to the Board of Directors of ADI SpinCo, each as a CD&R Designee (as defined in the Certificate of Designations) pursuant to the terms of the Certificate of Designations, effective as of the Distribution Date;

(5) evidence that John Stroup and Andrew Campelli have been appointed to (or shall continue to be a member of) the Resideo Board, each as a Purchaser Designee (as defined in the A&R Resideo Certificate of Designations (as defined below)) pursuant to the terms of the A&R Resideo Certificate of Designations, effective as of the Distribution Date;

(6) that certain Registration Rights Agreement, dated as of the Distribution Date, by and between ADI SpinCo, the CD&R Investor and CD&R Channel Holdings II, L.P., substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), duly executed by ADI SpinCo;

(7) that certain Shareholders Agreement, dated as of the Distribution Date, by and among ADI SpinCo, the Investors, CD&R Channel Holdings II, L.P. and the other parties thereto, substantially in the form attached hereto as Exhibit C (the “Shareholders Agreement”), duly executed by ADI SpinCo;

(8) that certain Second Amendment to the Investment Agreement, dated as of the Distribution Date, by and among the Company, the CD&R Investor, CD&R Channel Holdings II, L.P. and the other parties thereto, substantially in the form attached hereto as Exhibit D (the “Second Amendment”), duly executed by the Company;

(9) evidence that the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock of the Company, substantially in the form attached hereto as Exhibit E (the “A&R Resideo Certificate of Designations”), has been filed with the Secretary of State of the State of Delaware and is effective as of the Distribution Date;

(10) that certain Amendment No. 1 to the Resideo RRA, dated as of the Distribution Date, by and among the Company, the CD&R Investor and CD&R Channel Holdings II, L.P., substantially in the form attached hereto as Exhibit F (the “Amendment to the Resideo RRA”), duly executed by the Company;

(11) evidence that NYSE listing application of the shares of common stock, par value $0.001 per share, of ADI SpinCo issuable upon conversion of the ADI Received Shares has been accepted by NYSE;

(12) (A) evidence that the Separation Agreement, substantially in the form attached hereto as Exhibit G, has been duly executed by the Company and ADI SpinCo, and the Tax Matters Agreement, the Employee Matters Agreement, the IP Matters Agreement, the Data Privacy Agreement and the Transition Services Agreement, substantially in the forms attached thereto, have been duly executed by the Company and ADI SpinCo, and (B) a true and correct copy of each of the Separation Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the IP Matters Agreement, the Data Privacy Agreement and the Transition Services Agreement;

(13) a certificate from ADI SpinCo issued to the CD&R Investor and CD&R II, certifying compliance with Treasury Regulations Section 1.1445-2(c)(3), together with the notification in accordance with Treasury Regulations Section 1.897-2(h), substantially in the form reviewed and approved by the CD&R Investor prior to the Distribution Date, in each case, duly executed by ADI SpinCo;

(14) a certificate from the Company issued to the CD&R Investor and CD&R II, certifying compliance with Treasury Regulations Section 1.1445-2(c)(3), together with the notification in accordance with Treasury Regulations Section 1.897-2(h), substantially in the form reviewed and approved by the CD&R Investor prior to the Distribution Date, in each case, duly executed by the Company;

(15) (A) solely to the extent obtained by the Company prior to the Closing, a true and complete copy of any private letter ruling from the United States Internal Revenue Service (the “IRS”) regarding the qualification of the distribution to the shareholders of the Company of the stock of ADI SpinCo, together with certain related transactions undertaken in connection therewith (including the Exchange and the Distribution), as a “reorganization” within the meaning of Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended and (B) a written opinion of a qualified tax advisor delivered to the Resideo Board, dated on or prior to the Distribution Date, substantially in the form reviewed by the undersigned prior to the date hereof and to the effect that, on the basis of the facts, representations, and assumptions set forth or referred to in such opinion, the Exchange and the Distribution will qualify for the Intended Tax Treatment (the “Tax Opinion”);

(16) all certificates representing the ADI Received Shares accompanied by stock powers for the applicable ADI Received Shares for the benefit of the applicable Investor, duly executed by the Company;

(17) the Confidentiality and Non-Disclosure Agreement, dated as of the Distribution Date, by and among the CD&R Investor, ADI SpinCo, Nathan Sleeper and William Galvin, substantially in the form attached hereto as Exhibit J (the “Confidentiality and Non-Disclosure Agreement”), duly executed by ADI SpinCo; and

(18) a certificate duly completed and executed as of the Distribution Date, executed by an authorized officer of the Company confirming the satisfaction of the conditions specified in Sections 4(a)(i) through 4(a)(vi).

For the avoidance of doubt, any modifications to the Distribution Ratio, the amount of indebtedness contemplated by the ADI Financing Arrangements or any of economic terms of any of the exhibits listed in clauses (1), (2), (3), (6), (7), (8), (9), (10) and (12) that would have a material adverse impact on the Company or ADI SpinCo, as applicable, shall require the consent of the CD&R Investor and the CD&R Investor shall have no obligation to consummate the transactions contemplated by this Agreement in the event of such modification without the CD&R Investor’s consent.

(ii) On or prior to the Distribution Date, each Investor has delivered or caused to be delivered to the Company (other than in respect of the items referred to in clauses (1), (3), (4), (5), (8), (9) and (10) below, which shall only be delivered by the CD&R Investor and, if applicable, CD&R Channel Holdings II, L.P.):

(1) the Registration Rights Agreement, duly executed by the CD&R Investor and CD&R Channel Holdings II, L.P.;

(2) the Shareholders Agreement, duly executed by such Investor, CD&R Channel Holdings II, L.P. and Clayton, Dubilier & Rice Fund XII, L.P.;

(3) the Second Amendment, duly executed by the CD&R Investor, CD&R Channel Holdings II, L.P. and Clayton, Dubilier & Rice Fund XII, L.P.;

(4) the Amendment to the Resideo RRA, duly executed by the CD&R Investor and CD&R Channel Holdings II, L.P.

(5) a resignation letter, duly executed by Nathan Sleeper, evidencing the resignation from the Resideo Board, effective as of the Distribution Date;

(6) stock powers for the applicable Resideo Transferred Shares for the benefit of the Company, duly executed by such Investor;

(7) an Internal Revenue Service Form W-8 or Form W-9, as applicable, duly executed by such Investor;

(8) a joinder to that certain Confidentiality and Non-Disclosure Agreement, dated as of June 14, 2024, by and among the CD&R Investor, the Company and the purchaser designees set forth therein, duly executed by Andrew Campelli;

(9) the Confidentiality and Non-Disclosure Agreement, duly executed by the CD&R Investor, Nathan Sleeper and William Galvin; and

(10) a certificate duly completed and executed as of the Distribution Date, executed by an authorized officer of the CD&R Investor confirming the satisfaction of the conditions specified in Section 4(b)(i) and Section 4(b)(ii).

3. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor as follows:

(i) Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified (in the case of good standing, to the extent such jurisdiction recognizes such concept), except where such failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(ii) Authorization. The Company has the corporate power and authority to enter into this Agreement and the Exchange Documents (as defined below) and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement, the Separation Agreement, the Investors’ Resideo Agreements and the other contracts or agreements to be entered into by the Company in connection with its execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby (collectively, the “Exchange Documents”) have been duly authorized by the Resideo Board. This Agreement and, when executed by the Company, the other Exchange Documents, has been (or will be, as applicable) duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the applicable parties thereto (other than the Company), this Agreement and such other Exchange Documents is (or will be, as applicable) a valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the other Exchange Documents or the consummation of the transactions contemplated hereby and thereby.

(iii) No Violation. Neither the execution and delivery by the Company of this Agreement or the other Exchange Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the material properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (x) the organizational documents of the Company or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it may be bound, or to which the Company or any Subsidiary thereof or any of the properties or assets of the Company or any Subsidiary thereof may be subject, or (ii) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its Subsidiaries or any of its respective properties or assets, except in the case of clauses (i)(y) and (ii), for such violations, conflicts, breaches, terminations, accelerations, liens or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(iv) Title to Interests. The Company is the sole record and beneficial owner of, and has good and valid title to, the ADI Received Shares, free and clear of any liens or encumbrances (other than those set forth in the organizational or governing documents of ADI SpinCo or arising under applicable securities laws), and the Company will transfer to each Investor good and valid title to the applicable ADI Received Shares, free and clear of any liens or encumbrances (other than those set forth in the organizational or governing documents of ADI SpinCo, the Shareholders Agreement or arising under applicable securities laws).

(v) NO OTHER REPRESENTATIONS OR WARRANTIES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE INVESTORS IN SECTION 3(B) OR IN THE OTHER EXCHANGE DOCUMENTS, THE COMPANY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON, AND NO INVESTOR OR AFFILIATE OR REPRESENTATIVE THEREOF OR ANY OTHER PERSON HAS MADE, ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WITH RESPECT TO SUCH INVESTOR OR ITS RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER EXCHANGE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE COMPANY FURTHER ACNKOWLEDGES THAT ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE ARE SPECIFICALLY DISCLAIMED BY THE INVESTORS, ANY AFFILIATE AND REPRESENTATIVE THEREOF AND ANY OTHER PERSON.

(b) Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

(i) Organization and Authority. Such Investor (to the extent not a natural person) is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite partnership power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified (in the case of good standing, to the extent such jurisdiction recognizes such concept), except where such failure to be so qualified would not reasonably be expected to have a material adverse effect on such Investor’s ability to consummate the transactions contemplated by this Agreement.

(ii) Authorization. Such Investor has the requisite power and authority to enter into this Agreement and the Exchange Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Investor of the Exchange Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby have been, or will be prior to the Distribution, duly authorized by all requisite action on the part of such Investor. This Agreement and, when executed by such Investor, the other Exchange Documents, has been (or will be, as applicable) duly and validly executed and delivered by such Investor and, assuming due authorization, execution and delivery by the applicable parties thereto (other than such Investor), this Agreement and such other Exchange Documents is (or will be, as applicable) a valid and binding obligation of such Investor enforceable against such Investor in accordance with their respective terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other proceedings are necessary for the execution and delivery by such Investor of this Agreement, the other Exchange Documents or the consummation of the transactions contemplated hereby and thereby.

(iii) No Violation. Neither the execution and delivery by such Investor of this Agreement or the other Exchange Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by such Investor with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the material properties or assets of such Investor under any of the terms, conditions or provisions of (x) the organizational documents of such Investor (if not a natural person) or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Investor is a party or by which it may be bound, or to which such Investor or any of the properties or assets of such Investor may be subject, or (ii) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its properties or assets, except in the case of clauses (i)(y) and (ii), for such violations, conflicts, breaches, terminations, accelerations, liens or encumbrances as would not, individually or in the aggregate, reasonably expected to have a material adverse effect on such Investor’s ability to consummate the transactions contemplated by this Agreement.

(iv) Title to Interests. Such Investor is the sole record and beneficial owner of, and has good and valid title to, the applicable Resideo Transferred Shares, free and clear of any liens or encumbrances (other than those that will be released on or simultaneously with the Closing, those set forth in the organizational or governing documents of the Company (including the Resideo Certificate of Designations) and those under applicable securities laws and the Investors’ Resideo Agreements), and such Investor will transfer to the Company good and valid title to the applicable Resideo Transferred Shares, free and clear of any liens or encumbrances (other than those set forth in the organizational or governing documents of the Company (including the Resideo Certificate of Designations) and under applicable securities laws and the Investors’ Resideo Agreements).

(v) Eligibility. Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Such Investor is acquiring the applicable ADI Received Shares for such Investor’s own account and such Investor has no present intention of distributing or selling the applicable ADI Received Shares except as permitted under the Securities Act and applicable state securities laws. Such Investor has such knowledge and experience in business and financial matters that it is capable of evaluating the risks and merits of this investment.

(vi) NO OTHER REPRESENTATIONS OR WARRANTIES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN SECTION 3(A), NEITHER THE COMPANY, NOR ANY AFFILIATE OR REPRESENTATIVE THEREOF OR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WITH RESPECT TO THE COMPANY OR ITS BUSINESS, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECT. ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE ARE SPECIFICALLY DISCLAIMED BY THE COMPANY AND ITS AFFILIATES AND REPRESENTATIVES THEREOF AND ANY OTHER PERSON.

4. Conditions Precedent to Obligation to Close. The obligation of each of the parties to consummate the Exchange is subject to the satisfaction, on or before the Distribution Date, of each of the following conditions:

(a) Conditions to the Obligation of the Investors. The obligation of the Investors to consummate the Exchange is subject to the satisfaction, on or before the Distribution Date, of each of the following conditions (any of which may be waived by the CD&R Investor, in whole or in part):

(i) (A) the representations and warranties of the Company in Section 3(a)(iv) must be true and correct in all respects as of the date of Closing (except to the extent any such representation or warranty speaks as of any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date) and (B) all other representations and warranties of the Company in this Agreement must be true and correct in all material respects as of the date of this Agreement and as of the date of Closing (except to the extent any such representation or warranty speaks as of any other specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date); determined in each case without regard for any “material,” “material adverse effect” or similar qualification;

(ii) the Tax Opinion shall be valid and in effect and shall not have been withdrawn, rescinded, or modified in any material respect as of the Distribution Date;

(iii) the Spin-Off shall be consummated on the Distribution Date substantially on the terms set forth in the registration statement on Form 10, dated as of July 1, 2026, filed by the Company with the SEC (“Form 10”) and, as part of the Spin-Off, every two shares of Company common stock will receive one share of ADI SpinCo common stock as determined in accordance with the Spin-Off Ratio;

(iv) the Company shall have received from Kroll, LLC an opinion to the effect that immediately after giving effect to the Spin-Off, the Company will be solvent;

(v) the financing under the ADI Financing Arrangements (as defined in the Separation Agreement) shall have been consummated substantially in accordance with the terms and conditions set forth in the definitive documentation relating to the ADI Financing Arrangements as in effect on the date hereof and as set forth in Form 10 and such ADI Financing Arrangements shall not have been materially modified, supplemented or waived; and

(vi) the Company shall have delivered (or caused to be delivered) each document that it is required to deliver pursuant to Section 2(b)(i).

(b) Additional Conditions to the Obligation of the Company. The obligation of the Company to consummate the Exchange is subject to the satisfaction, on or before the Distribution Date, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

(i) (A) the representations and warranties of the each Investor in Section 3(b)(iv) must be true and correct in all respects as of the date of this Agreement and as of the date of Closing (except to the extent any such representation or warranty speaks as of any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date) and (B) all other representations and warranties of the Investors in this Agreement must be true and correct in all material respects as of the date of this Agreement and as of the date of Closing (except to the extent any such representation or warranty speaks as of any other specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date); determined in each case without regard for any “material,” “material adverse effect” or similar qualification; and

(ii) each Investor and CD&R Channel Holdings II, L.P., as applicable, shall have delivered (or caused to be delivered) each document that each of them is required to deliver pursuant to Section 2(b)(ii).

5. Interim Dividend. On the Distribution Date but immediately prior to the effectuation of the Exchange, the Company has paid or shall pay in cash to each Investor in respect of each share of Company Preferred Stock held by such Investor, the amount of unpaid Preferred Dividends (as defined in the Resideo Certificate of Designations) accrued thereon from the Preferred Dividend Payment Date (as defined in the Resideo Certificate of Designations) immediately preceding the Distribution Date through (and including) the day immediately preceding the Distribution Date, it being understood that (a) upon such payment, each Investor acknowledges and agrees that any dividends accruing or owing on the Company Preferred Stock as of the Distribution Date will have been satisfied in full, (b) Preferred Dividends will continue to accrue and be payable in respect of the Company Preferred Stock (other than the Resideo Transferred Shares) in accordance with the terms of the A&R Resideo Certificate of Designations from and after the Distribution Date, and (c) Preferred Dividends (as defined in the Certificate of Designations) in respect of the ADI Received Shares will begin to accrue on the Distribution Date.

6. Separation Agreement. Following the execution and delivery of this Agreement and until the earlier of the Closing or the valid termination of this Agreement pursuant to Section 7(p) hereof, the Company will not, and will cause its Subsidiaries, including, for the avoidance of doubt, ADI SpinCo not to, amend, amend and restate, supplement, waive or otherwise modify the Separation Agreement (including any exhibits or schedules thereto) without the prior written consent of the CD&R Investor.

7. Miscellaneous.

(a) Amendment; Waiver. This Agreement may be amended, modified and supplemented in any and all respects only by an instrument in writing signed by the CD&R Investor and the Company. Any agreement on the part of a party to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(b) Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts (including by .pdf,.tif,.gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page of this Agreement by Electronic Delivery shall be deemed to be an original and effective as delivery of a manually executed counterpart of this Agreement. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(c) Governing Law. This Agreement, and all claims, controversies or causes of action arising in connection herewith (whether sounding in tort, statute or contract), shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING THE PERFORMANCE THEREOF) OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT MAKES THIS WAIVER VOLUNTARILY AND THAT THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7(D).

(e) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered by hand, or sent by email, or sent by reputable overnight courier service and shall be deemed to have been duly delivered and received hereunder when given when so delivered by hand, or, if mailed, one business day after mailing by reputable overnight courier service or, if emailed, on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating nondelivery is promptly received with respect thereto), in each case, to the intended recipient, in the case of any Investor, as set forth on Schedule A attached hereto, or in the case of the Company, as set forth below (or to such other recipient as designated in a written notice to the other parties hereto in accordance with this Section 7(e)):

To the Company:

Resideo Technologies, Inc.
16100 N. 71st Street, Suite 550
Scottsdale, Arizona 85254
E-mail:	joshua.foster@resideo.com
legalnotices@resideo.com
Attention:	General Counsel

with a copy to (which copy alone shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
E-mail:	rleaf@willkie.com
jfertman@willkie.com
tprakash@willkie.com
Attention:	Russell L. Leaf
Jared N. Fertman
Tej Prakash

(f) Entire Agreement. This Agreement, together with any Exhibit hereto and the other Exchange Documents, constitute the entire agreement, and supersede all prior agreements and understandings and all prior representations and warranties, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

(g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of each of the Company and the CD&R Investor. In the event of an assignment contemplated by this Section 7(g), such assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided, that no such assignment will relieve any party of its obligations hereunder. Any purported assignment without such consent shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h) Captions. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(j) No Third Party Beneficiaries. Except as expressly provided herein, nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit, right or remedies.

(k) Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 7(l), without the necessity of proving actual damages or the inadequacy of monetary damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being (in each case) in addition to any other remedy to which they are entitled at law or in equity. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated hereby and without such right, none of the parties would have entered into this Agreement. Each of the parties further agrees not to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(l) Jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”) for the purpose of any claim, suit, action, litigation, arbitration, whether judicial or administrative (each, a “Proceeding”) arising out of or relating to this Agreement, and each of the parties hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in such court. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Chosen Courts in the event any Proceeding arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement, on behalf of itself or its property, in accordance with Section 7(e) (provided, that nothing in this Section 7(l) shall affect the right of any party to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any Proceeding relating to this Agreement in any court other than the Chosen Courts. The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The foregoing shall not restrict any party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment, or to bring suit for the recognition or enforcement of any judgment obtained in any Chosen Court.

(m) Survival. The representations and warranties of the parties contained in this Agreement shall survive for twelve (12) months following the date hereof.

(n) Further Assurances. From time to time, as and when reasonably requested, the parties hereto will execute and deliver, or cause to be executed and delivered, all such agreements, documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement, including the agreements, documents and instruments required to be delivered pursuant to Section 2(b).

(o) Expenses. Each party will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement or the Separation; provided, that, subject to the receipt of reasonable supporting documentation in respect thereof and contingent upon the consummation of the transactions contemplated by the Separation Agreement, the Company shall promptly thereafter reimburse the CD&R Investor for its and its Affiliates’ reasonable and documented out-of-pocket costs and expenses incurred in connection with the evaluation, negotiation and consummation of this Agreement and the other Exchange Documents and the transactions contemplated hereby and thereby (including the spin-off of ADI SpinCo and the agreements being executed by the Company or ADI SpinCo in connection therewith), including reasonable fees and expenses of its outside legal counsel and accounting advisors incurred in connection with any of the foregoing; provided, however, that such reimbursed costs and expenses shall not exceed $1,500,000.

(p) Termination.

(i) If the Separation Agreement is, after execution and delivery of this Agreement by all parties hereto, terminated prior to the Closing in accordance with its terms for any reason, then this Agreement shall automatically, and without any further action or liability on the part of any party, terminate, be void ab initio and be of no further force or effect, provided that no such termination shall relieve any party for any breach or non-compliance with the terms set forth herein occurring prior to such termination.

(ii) If the Closing has not occurred on or before October 1, 2026 or such later date as may be agreed in writing by the Company, the CD&R Investor and CD&R II, then upon written notice from the Company, on the one hand, or the CD&R Investor on the other hand, to such effect, this Agreement shall automatically, and without any further action or liability on the part of any party, terminate, be void ab initio and be of no further force or effect, provided that no such termination shall relieve any party for any breach or non-compliance with the terms set forth herein occurring prior to such termination.

(q) Tax Matters. Each party hereto agrees that it is their intention that, for U.S. federal (and applicable state and local) Tax purposes, the Exchange is treated as a distribution of ADI Preferred Stock and the Distribution is as a distribution of common stock of ADI SpinCo, in each case, pursuant to a transaction described in Sections 368(a)(1)(D) and 355(a) of the Code. The parties to this Agreement shall (and shall cause their Affiliates to) file all Tax Returns and otherwise report consistently with, and not take any position inconsistent with, the foregoing tax treatment, except as otherwise required by a change in applicable Law after the date of this Agreement or pursuant to a final determination within the meaning of Section 1313(a) of the Code (or any corresponding provision of state or local Law). The Company shall, to the extent permitted by applicable law (and not otherwise directed not to do so by a Governmental Entity) (i) keep the CD&R Investor reasonably informed regarding any material audit, investigation, or other proceeding by a Governmental Entity with respect to the foregoing tax treatment (each, a “Tax Proceeding”), and (ii) reasonably consult with and consider in good faith any reasonable comments of the CD&R Investor regarding the conduct of any Tax Proceeding. For the avoidance of doubt, any information or documentation made available under this Agreement, including pursuant to this clause (q) shall be subject to the confidentiality provisions set forth in the Investment Agreement.

(r) Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated by this Agreement, the other Exchange Documents or in respect of any representations made or alleged to be made in connection herewith or therewith. Without limiting the rights of any party against any other party hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CD&R CHANNEL HOLDINGS, L.P.

By:	/s/ Rima Simson
Name:	Rima Simson
Title:	Vice President, Treasurer and Secretary

/s/ William Galvin
William Galvin (including on behalf of William A. Galvin Declaration of Trust, U/A dtd 8/13/2010 as amended)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Joshua Foster
Name:	Joshua Foster
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Exhibit A

Certificate of Designations

(See Attached.)

 [Exhibit A]

Exhibit B

Registration Rights Agreement

(See Attached.)

 [Exhibit B]

Exhibit C

Shareholders Agreement

(See Attached.)

 [Exhibit C]

Exhibit D

Second Amendment

(See Attached.)

 [Exhibit D]

Exhibit E

A&R Resideo Certificate of Designations

(See Attached.)

 [Exhibit E]

Exhibit F

Amendment to the Resideo Registration Rights Agreement

(See Attached.)

 [Exhibit F]

Exhibit G

Separation Agreement

(See Attached.)

 [Exhibit G]

Exhibit H

Amended and Restated Certificate of Incorporation of ADI SpinCo

(See Attached.)

 [Exhibit H]

Exhibit I

Amended and Restated Bylaws of ADI SpinCo

(See Attached.)

 [Exhibit I]

Exhibit J

Confidentiality and Non-Disclosure Agreement

(See Attached.)

 [Exhibit J]